Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT, dated as of December 9, 2022 (this “Agreement”), is entered into by and among (i) Americas Technology Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Purchaser”), (ii) Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), (iii) Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser, Pubco, and Purchaser Merger Sub, the “Purchaser Parties”), (v) Jorge E. Marcos, in the capacity under the Merger Agreement as the Purchaser Representative, (vi) Numaan Akram, in the capacity under the Merger Agreement as the Seller Representative, and (vii) Rally Communitas Corp., a Delaware corporation (together with its successors, the “Company”). The Purchaser, Pubco, the Purchaser Merger Sub, the Company Merger Sub, the Purchaser Representative, the Seller Representative, and the Company are collectively referred herein as the “Parties” and, each individually, as a “Party”. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

A.	On June 1, 2022, the Parties entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, among other matters, the Purchaser Merger Sub would merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and the Company Merger Sub would merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Purchaser Merger, the “Mergers”), and as a result of which Purchaser and the Company would become wholly-owned subsidiaries of Pubco.

B.	The Parties desire to terminate the Merger Agreement pursuant to Section 8.1(a) of the Merger Agreement and to be bound by the other provisions set forth hereinafter.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
TERMINATION AND RELEASE

1.1               Termination of Merger Agreement. Purchaser and the Company hereby mutually consent and agree that, pursuant to Section 8.1(a) of the Merger Agreement, effective immediately upon execution and delivery of this Agreement by each Party and without further action by any Party, the Merger Agreement is hereby terminated in its entirety, is null and void, and is of no further force and effect, except that Section 6.15 (Confidential Information) of the Merger Agreement shall survive the termination of the Merger Agreement and the execution and delivery of this Agreement by each of the Parties.

1.2               Termination of Other Ancillary Documents. The Parties acknowledge and agree that each other Ancillary Document, including, without limitation, the Voting Agreements and the Lock-Up Agreements, and each other document contemplated by or entered into in connection with the Merger Agreement, including without limitation the Sponsor Forfeiture Agreement and Sponsor Subscription Agreement, shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the Merger Agreement pursuant hereto. The Parties further acknowledge and agree that the other Ancillary Documents shall be of no further force or effect as of such time, including, without limitation, provisions of any such other Ancillary Document that by their terms would otherwise have survived the termination of such other Ancillary Document.

1.3               Mutual Release; Covenant Not to Sue.

(a)                Notwithstanding anything in the Merger Agreement or any other Ancillary Documents that may be deemed to the contrary, each Party, for and on behalf of itself and its Related Parties (as defined below), does hereby unequivocally, irrevocably, completely, finally and forever release and discharge, and hold harmless, each other Party and any of their respective former, current or future officers, directors, agents, advisors, representatives, managers, members, partners, shareholders or holders of any form of equity, employees, financing sources, Affiliates (including, without limitation, controlling persons and parent companies), officers, directors, members, managers and employees of Affiliates, principals, and any heirs, executors, administrators, predecessor entities, successors or assigns of any said person or entity and, with respect to Purchaser, its sponsor, ATAC Limited Partnership (“Related Parties”), from any and all past, present, direct, indirect, and derivative liabilities, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorneys’, fees, brokers’ fees, underwriters’ fees and any other advisors’ fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, executions, demands, liens and damages of whatever nature, in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arise from or out of, are based upon, or are in connection with or relate to (i) the Merger Agreement, the other Ancillary Documents and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents and (iii) the proposed Mergers, including without limitation the events leading to the termination of the Merger Agreement or any other Transaction Document (collectively, the “Released Claims”); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement.

(b)                It is understood and agreed that, except as provided in the proviso to Section 1.3(a), Section 1.3(a) is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(c)                Except as provided in the proviso to Section 1.3(a), each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including, without limitation, a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 1.3 shall survive this Agreement indefinitely regardless of any statute of limitations.

ARTICLE II
MISCELLANEOUS

2.1               Representations and Warranties of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a)                The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby are within the corporate powers of such Party and have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes a valid and legally binding agreement of such Party, enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)                None of the execution, delivery or performance by such Party of this Agreement or the transactions contemplated hereby does or will (i) contravene or conflict with the organizational documents of such Party, (ii) contravene or conflict with or constitute a violation of any provision of any Law or any Order or Contract with any Governmental Authority binding upon or applicable to such Party or by which any of such Party’s assets is or may be bound), or (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets.

2.2               Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 P.M. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date of transmission; or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to any Purchaser Party, to: Americas Technology Acquisition Corp. 16500 Dallas Parkway #305 Dallas, Texas 75248 Attn: Jorge E. Marcos Telephone No.: (214) 396-5927 Email: jmarcos@atacspac.com	with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Attention: Matthew A. Gray, Esq
Email: mgray@egsllp.com
If to the Purchaser Representative, to: Jorge E. Marcos Americas Technology Acquisition Corp. 16500 Dallas Parkway #305 Dallas, Texas 75248 Telephone No.: (214) 396-5927 Email: jmarcos@atacspac.com with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Attention: Matthew A. Gray, Esq
Email: mgray@egsllp.com

If to the Company to: Rally Co. P.O. Box 216 East Meadow, NY 11554 Attn: Numaan Akram Telephone No.: (917) 657-8109 Email: numaan@rally.co with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough

100 South Charles Street, Suite 1600

Baltimore, Maryland 21201

Attn: Matthew G. Huddle, Esq.

Telephone No.: (443) 392-9457

Email: matthew.huddle@nelsonmullins.com

If to the Seller Representative, to: Numaan Akram P.O. Box 216 East Meadow, NY 11554 Telephone No.: (917) 657-8109 Email: numaan@rally.co with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough

100 South Charles Street, Suite 1600

Baltimore, Maryland 21201

Attn: Matthew G. Huddle, Esq.

Telephone No.: (443) 392-9457

Email: matthew.huddle@nelsonmullins.com

2.3               Amendments; No Waivers; Remedies.

(a)                This Agreement cannot be amended, except by a writing signed by each Party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)                Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including, without limitation, any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)                Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

2.4               Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

2.5               Governing Law; Jurisdiction; Enforcement. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party hereto or its successors or assigns, shall be brought and determined in any state or federal court located in New York, New York. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with the provisions of this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

2.6               Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Each of the Parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such Party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

2.7               No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 2.11 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

2.8               Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 1.3 of this Agreement and the covenants contained in Sections 2.1 and 2.2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

2.9               Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage.

2.10           Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

2.11           Equitable Relief. Notwithstanding anything herein to the contrary, the Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

2.12           Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted (including, without limitation, scanned .pdf image) signature pages that together (but need not individually) bear the signatures of all other Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAS TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jorge E. Marcos
Name: Jorge E. Marcos
Title: Chief Executive Officer

AMERICAS TECHNOLOGY ACQUISITION HOLDINGS INC.

By:	/s/ Jorge E. Marcos
Name: Jorge E. Marcos
Title: Chief Executive Officer

/s/ Jorge E. Marcos
Jorge E. Marcos, in the capacity as Purchaser Representative under the Merger Agreement

AMERICAS TECHNOLOGY PURCHASER MERGER SUB INC.

By:	/s/ Jorge E. Marcos
Name: Jorge E. Marcos
Title: Authorized Officer

AMERICAS TECHNOLOGY COMPANY MERGER SUB INC.

By:	/s/ Jorge E. Marcos
Name: Jorge E. Marcos
Title: Authorized Officer

RALLY COMMUNITAS CORP.

By:	/s/ Numaan Akram
Name: Numaan Akram
Title: Chief Executive Officer

/s/ Numaan Akram
Numaan Akram, in the capacity as Seller Representative under the Merger Agreement